Exhibit 1

No. 324357

THE COMPANIES ACT 2006

______________________________

ARTICLES OF ASSOCIATION

- of -

SMITH & NEPHEW plc

(adopted by Special Resolution at a general meeting of the

Company held on 14 April 2021)

________________________________________________

Exhibit 1

Exhibit 1

42.	Destruction of documents	12
TRANSMISSION OF SHARES		14
43.	Transmission on death	14
44.	Person entitled by transmission	14
45.	Restrictions on election	14
46.	Rights of persons entitled by transmission	14
UNTRACED MEMBERS		15
47.	Power to sell shares	15
48.	Power to sell further shares	15
49.	Authority to effect sale and application of sale proceeds	15
ALTERATION OF CAPITAL		16
50.	Consolidation and sub-division	16
51.	Fractions of shares	16
GENERAL MEETINGS		16
52.	Annual general meeting	16
53.	Convening of general meetings	16
NOTICE OF GENERAL MEETINGS		17
54.	Length and form of notice	17
55.	Omission or non-receipt of notice of resolution or meeting or proxy	17
56.	Postponement of general meetings	17
PROCEEDINGS AT GENERAL MEETINGS		18
57.	Quorum	18
58.	Procedure if quorum not present	18
59.	Arrangements for simultaneous and electronic attendance, security, orderly conduct and health and safety	18
60.	Chair of general meetings and casting vote	20
61.	Adjournments	20
62.	Directors' right to attend and speak	21
63.	Amendments to resolutions	21
64.	Method of voting and demand for a poll	21
65.	Timing and procedure for a poll	22
VOTES OF MEMBERS		22
66.	Votes of Members and of joint holders	22
67.	Voting on behalf of incapable Member	23
68.	Suspension of rights for non-payment of calls and non-disclosure of interests	23
69.	Objections to and errors in voting	25
70.	Voting on a poll	25
71.	Execution of proxies	26
72.	Appointment of proxies	26
73.	Delivery of proxies	26
74.	Validity of proxies	27
75.	Authority of proxies to call for a poll	28
76.	Cancellation of proxy's authority	28
77.	Corporate representatives	28
78.	Powers of corporate representatives	28
DIRECTORS		28
79.	Number of Directors	28
80.	Directors' shareholding qualification	28
81.	Age of Directors	29
82.	Other interests of Directors	29
83.	Directors' fees	29
84.	Directors expenses	29

Exhibit 1

85.	Additional remuneration	29
ALTERNATE DIRECTORS		29
86.	Alternate Directors	29
BORROWING POWERS		30
87.	Directors' borrowing powers and restrictions on borrowing	30
POWERS AND DUTIES OF THE BOARD		32
88.	Powers of Company vested in the Board	32
89.	Pensions, insurance and gratuities for Directors and others	32
90.	Local boards	33
91.	Attorneys	33
92.	Official seal	33
93.	Overseas branch register	34
94.	Directors' permitted interests and entitlement to vote	34
95.	Exercise of Company's voting powers	37
96.	Signing of cheques etc.	38
97.	Minutes	38
DISQUALIFICATION OF DIRECTORS		38
98.	Vacation of a Director's office	38
RETIREMENT AND SUBMISSION FOR RE-ELECTION OF DIRECTORS		39
99.	Regular submission of Directors for re-election	39
100.	Appointment of Directors by separate resolution	39
101.	Persons eligible for appointment	39
102.	Provisions if insufficient directors appointed	39
103.	Casual vacancies and additional Directors - powers of Company	40
104.	Casual vacancies and additional Directors - powers of the Board	40
105.	Power of removal by special resolution	40
106.	Appointment of replacement Director	40
PROCEEDINGS OF THE BOARD		40
107.	Board meetings and participation	40
108.	Quorum at board meetings	41
109.	Voting at board meetings	41
110.	Notice of board meetings	41
111.	Directors below minimum	41
112.	Appointment of chair and deputy chair of meetings	42
113.	Delegation of the Board's powers to committees and otherwise	42
114.	Validity of Directors' acts	42
115.	Written resolution of the Board	42
MANAGING AND EXECUTIVE DIRECTORS		43
116.	Appointment of executive Directors	43
117.	Remuneration of executive Directors	43
118.	Powers of executive Directors	43
SECRETARY		44
119.	Appointment and removal of Secretary	44
THE SEAL		44
120.	Use of Seal	44
RESERVE		44
121.	Establishment of reserve	44
DIVIDENDS		44
122.	Declarations of dividends by Company	44
123.	Payment of interim and fixed dividends by the Board	45
124.	Restrictions on dividends	45
125.	Calculation of dividends	45

Exhibit 1

126.	Deductions of amounts due on shares and waiver of dividends	45
127.	Dividends other than in cash	46
128.	Payment procedure	47
129.	Interest	49
130.	Uncashed and unclaimed dividends	49
CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS		50
131.	Power to capitalise	50
132.	Authority required	51
133.	Provision for fractions etc.	51
ACCOUNTING RECORDS		51
134.	Power to extend inspection to Members	51
135.	Limit on Members' right to inspect	52
NOTICES		52
136.	Service of notice and curtailment of postal service	52
137.	Members resident abroad	53
138.	Notice deemed served	53
139.	Notice to joint holders	53
140.	Service of notice on persons entitled by transmission	54
141.	No entitlement to receive notice if Company has no current address	54
COMMUNICATION		54
142.	Electronic Communication	54
143.	Communications to the Company	55
PROVISION FOR EMPLOYEES		55
144.	Provision for employees	55
WINDING UP		55
145.	Distribution of assets	55
INDEMNITY		56
146.	Indemnity of directors	56
147.	Funding of expenditure	56
148.	Limited liability	56

PRELIMINARY

1.	Exclusion of Model Articles and Table A

The regulations contained in Model Articles of Association applicable to the Company under or pursuant to the 2006 Act, or in Table A in the schedule to The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company, under any former enactment relating to companies shall not apply to the Company except in so far as they are repeated or contained in these Articles.

2.	Definitions and Interpretation
2.1	In these Articles, unless the context otherwise requires:

"the Act" or "the 2006 Act" means the Companies Act 2006;

"address" shall, in any case where electronic form is permitted by or pursuant to these Articles or the 2006 Act, include a number or address used for the purpose of sending or receiving notices, documents or information by electronic means but, in any other case, shall not include any number or address used for such purpose;

"Articles" means these articles of association as altered from time to time;

"Auditors" means the auditors for the time being of the Company;

"the Board" means the directors or any of them acting as the board of directors for the time being of the Company;

"clear days' notice" means that the notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given or on which it is to take effect;

"Company" means Smith & Nephew plc (company number 00324357);

"deferred shares" means the deferred shares of £1 each in the capital of the Company;

"Director" means a director of the Company;

"dividend" includes bonus;

“electronic facility” includes (without limitation) websites, videoconference and conference call facilities, and any device, system, technology, procedure, method or other facility providing an electronic means of attendance at and/or participation in a general meeting of the company decided by the board under these articles, whether specified in the notice of that meeting or as otherwise applying in respect of that meeting;

"electronic form" and "electronic means" shall, where the context so admits, have the same meaning as in the 2006 Act;

"London Stock Exchange" means London Stock Exchange plc;

“meeting” refers to a meeting convened and held in any manner permitted by these articles, including a general meeting of the Company at which any of those entitled to be present attend and participate by means of an electronic facility and such persons shall be deemed to be present at that meeting for all purposes of the 2006 Act and these Articles and “attend”, “attending”, “attendance”, “participate”, “participating” and “participation” shall be construed accordingly;

"Member" means a member of the Company;

"month" means calendar month;

"Office" means the registered office for the time being of the Company;

"ordinary shares" means the ordinary shares of US$0.2 each in the capital of the Company;

"paid up" includes credited as paid up;

"properly authenticated dematerialised instruction" shall have the same meaning as in the Regulations;

"Register" means the register of Members of the Company required to be kept by the Statutes;

"Regulations" means the Uncertificated Securities Regulations 2001;

"relevant system" shall have the same meaning as in the Regulations;

"Seal" means the common seal of the Company or any official or securities seal that the Company may have or be permitted to have under the Statutes;

"Secretary" includes a joint, deputy or assistant secretary, and any person appointed by the Board to perform the duties of the secretary of the Company;

"shares" means any shares in the capital of the Company, including ordinary shares and deferred shares;

"Statutes" means the Companies Acts as defined by section 2 of the 2006 Act, and includes the Regulations, and every other statute or subordinate legislation for the time being in force concerning companies and affecting the Company;

"treasury shares" means qualifying shares (within the meaning of section 724(2) of the 2006 Act) held by the Company under section 724(3)(a) of the 2006 Act;

"United Kingdom" means Great Britain and Northern Ireland; and

"in writing" and "written" includes printing, lithography, typewriting, photography and other modes of representing or reproducing words which enables them to be read and a copy of them retained, whether sent or supplied in electronic form or by electronic means, made available on a website or otherwise (save where expressly stated otherwise) and whether in one or several documents, each executed or authenticated in such a manner as the Board may approve.

2.2	Words importing the singular number only shall include the plural, and vice versa.
2.3	Words importing the masculine gender only shall include the feminine gender.
2.4	Words importing individuals and words importing persons shall include bodies corporate and unincorporated associations.
2.5	Any reference herein to the provisions of any statute or of any subordinate legislation shall include any amendment or re-enactment (with or without amendment) thereof for the time being in force.
2.6	Subject as aforesaid, and unless the context otherwise requires, words and expressions defined in the Statutes, or the Regulations, shall bear the same meanings in these Articles.
2.7	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.
2.8	References herein to a share being in uncertificated form are references to that share being an uncertificated unit of a security.
2.9	Headings to these Articles are for convenience only and shall not affect construction.
2.10

Any power of the Board or any Directors, or of any person to whom such powers have been delegated in accordance with these Articles, to exercise a discretion, make a determination, take a decision or take any action shall be construed as conferring a right to exercise such power in such a way as he or she or they, in his or her or their absolute discretion, think fit, and any references to "as the Board may think fit" and "in its absolute discretion" shall be construed accordingly.

SHARES

3.	Rights attaching to shares
3.1

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such rights (including preferred, deferred or other special rights) or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Board may determine).

3.2	The holder of a deferred share shall not be entitled to participate in the profits of the Company.
3.3

The holder of a deferred share shall not have any right to participate in any distribution of the Company's assets on a winding up or other distribution except that after the return of the nominal amount paid up on each share in the capital of the Company of any class other than the deferred shares and the distribution of a further US$1,000 in respect of each such share there shall be distributed to a holder of a deferred share (for each deferred share held by him or her) an amount equal to the nominal value of the deferred share.

3.4	A holder of a deferred share shall not be entitled in respect of such holding to receive notice of any general meeting nor to attend, speak or vote at any general meeting.
3.5

The Company may from time to time create, allot and issue further shares, whether ranking pari passu with, in priority to or deferred to, or having more favourable rights in terms of income, capital, voting or otherwise, to the deferred shares, and such creation, allotment or issue shall be deemed not to involve a variation of the rights attaching to the deferred shares for any purpose. A reduction in or repayment of the share capital (whether or not issued or fully or partly paid up) of the Company or the other capital reserves of the Company shall not involve a variation of the rights attaching to the deferred shares, and the Company shall be entitled at any time to reduce or repay the whole or any part of its share capital (whether or not issued or fully or partly paid up) or its other capital reserves (subject in each case to the confirmation of the Court to the extent required by and in accordance with the Act) without obtaining the consent of the holders of the deferred shares.

4.	Redemption of shares

Subject to the provisions of the Statutes, any shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the Member.  The terms and conditions and manner of redemption may be determined by the Directors provided that this is done before the shares are allotted.

5.	Allotment at a discount

The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

6.	Payment of commission and brokerage

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

7.	Allotment of shares

Save as otherwise provided in the Statutes or in these Articles, the Board may allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of shares in the Company to such persons at such times and generally on such terms and conditions as they may determine. The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

8.	Recognition of trusts

Except as required by law or pursuant to the provisions of these Articles, no person shall be recognised by the Company as holding any share upon any trust, and (except only as by these

Articles or by law otherwise provided or under an order of a court of competent jurisdiction) the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

SHARE CERTIFICATES

9.	Uncertificated shares
9.1

Unless otherwise determined by the Board and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations or if the Company is not required by law to issue a certificate. Notwithstanding any provisions of these Articles, the Board shall have power to implement any arrangements it may, in its discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the Regulations and the facilities and requirements of the relevant system concerned).  No provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding of shares in uncertificated form.

9.2

Conversion of a certificated share into an uncertificated share, and vice versa, may be made in such manner as the Board may, in its discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

9.3

The Company shall enter on the Register how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Regulations and the relevant system concerned. Unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

9.4

A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated or uncertificated shares.

9.5

The Company shall be entitled, in accordance with 32(2)(c) of the Regulations, to require the conversion of an uncertificated share into certificated form to enable it to deal with that share in accordance with any provision in these Articles, including in particular, Articles 32, 47 to 49, 51 and 68.

9.6	The provisions of Articles 10 to 13 inclusive shall not apply to uncertificated shares.
10.	Share certificates and right to share certificates
10.1

Every share certificate shall specify the number and class and the distinguishing number (if any) of the shares to which it relates and the amount paid up thereon.  No certificate shall be issued relating to shares of more than one class. Every certificate shall be executed or authenticated under the seal or otherwise in accordance with Article 120 or in such other manner as the Board may approve.

10.2

Subject to Article 9, every person (other than a recognised clearing house (within the meaning of the Financial Services and Markets Act 2000) or a nominee of a recognised clearing house or of a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000) in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) upon becoming the holder of a certificated share and whose name is entered as a Member on the Register shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all the certificated shares registered in his or her name or, in the case of shares of more than one class being registered in his or her name, a separate certificate for each class of certificated share so registered, and where a Member (except such a clearing house or nominee) transfers part of the shares of any class registered in his or her name he or she shall be entitled without payment to one certificate for the balance of certificated shares of that class retained by him or her.  If a Member shall require additional certificates or if he or she requests a single certificate be issued in lieu of two or more certificates representing the same class of share he or she shall pay for each additional certificate such reasonable administrative expenses (if any) as the Board may determine. Each share certificate sent by the Company (or its agent) shall be sent at the risk of the Member or other person entitled to the certificate and neither the Company (nor its agent) shall be responsible for any share certificate lost or destroyed in the course of delivery.

11.	Share certificate of joint holders

In respect of certificated shares of one class held jointly by more than one person the Company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to one of the joint holders of such shares shall be sufficient delivery to all such holders.

12.	Replacement of share certificates

If any certificate be defaced then upon delivery thereof to the Board it may order the same to be cancelled and may issue a new certificate in lieu thereof; and if any certificate be worn out, lost or destroyed, then upon proof thereof to the satisfaction of the Board and on such indemnity with or without security as the Board deems adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such worn out, lost or destroyed certificate.

13.	Payment for share certificates

Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company such exceptional out-of-pocket expenses of the Company in connection with the request (including, without limiting the generality of the foregoing, the investigation of such request and the preparation and execution of any such indemnity or security) as the Board thinks fit.

VARIATION OF RIGHTS

14.	Variation of class rights

If at any time the share capital is divided into different classes of shares, the rights attached to any class or any of such rights may, subject to the provisions of the Statutes, whether or not the Company is being wound up, be abrogated or varied with the consent in writing of the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

15.	Separate general meetings

To every such separate general meeting the provisions of chapter 3 of part 13 of the 2006 Act (save as stated in section 334(2) to (3)) and the provisions of these Articles relating to general meetings shall, mutatis mutandis, so far as applicable apply, subject to the following provisions, namely:

15.1

the necessary quorum at any such meeting, other than an adjourned meeting, shall be two persons present holding at least one-third in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares) and at an adjourned meeting one person present holding shares of the class in question; and

15.2	any holder of shares of the class in question present in person or by proxy may demand a poll.

For the purposes of Article 15.1 above, where a person is present by proxy or proxies, he or she is treated as holding only the shares in respect of which those proxies are authorised to exercise voting rights.

16.	Issues of further shares

The rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by the terms upon which such shares are for the time being held, be deemed not to be abrogated or varied by the creation or issue of further shares ranking pari passu therewith.

CALLS ON SHARES

17.	Calls

The Board may, subject to the terms of allotment thereof, from time to time make such calls upon the Members as they think fit in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and each Member shall (subject to the Company serving on him or her at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his or her shares.  A call may be revoked or postponed, in whole or in part, as the Board may determine.  A person upon whom a call is made shall remain liable for all calls made upon him or her notwithstanding the subsequent transfer of the shares in respect of which the call was made.

18.	Timing and payment of calls

A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by instalments.

19.	Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20.	Interest due on non-payment of calls

If a sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person from whom it is due shall pay interest on the sum at such rate, not exceeding 15 per cent. per annum, as the Board may determine from the day appointed for the payment thereof until the actual payment thereof, and all expenses that may have been incurred by the Company by reason of such non-payment; but the Board may, if it shall think fit, waive the payment of such interest and expenses or any part thereof.

21.	Deemed calls

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22.	Power to differentiate between holders

The Board may, on the issue of shares, differentiate between the holders of such shares as regards the amounts of calls to be paid and the times of payment of such calls.

23.	Payment of calls in advance

The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the monies, whether on account of the nominal value of the shares or by way of premium, uncalled and unpaid upon any shares held by him or her; and upon all or any of the monies so paid in advance the Board may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 12 per cent. per annum, as may be agreed upon between the Board and the Member paying such monies in advance.

FORFEITURE AND LIEN

24.	Notice if call or instalment not paid

If any Member fails to pay any call or instalment in full on or before the day appointed for payment thereof, the Board may, at any time thereafter, serve a notice on him or her requiring him or her to pay so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

25.	Form of notice

The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, such call or instalment and such interest and expenses as aforesaid are to be paid.  The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

26.	Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time after the day specified in such notice, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.  Such forfeiture shall extend to all dividends declared and other monies payable in respect of the shares so forfeited and not actually paid before such forfeiture.  Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board. The Board may accept a surrender of any share liable to be forfeited hereunder upon such terms and conditions as it thinks fit.

27.	Notice after forfeiture

When any share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, or any person entitled to the share by transmission, and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the Register, but no forfeiture or surrender shall be invalidated by any failure to give such notice or make such entry as aforesaid.

28.	Disposal of forfeited shares

A share so forfeited or surrendered shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person in such manner, either subject to or discharged from all calls made or instalments due prior to the forfeiture or surrender, as the Board thinks fit.  Provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Statutes.  For the purpose of giving effect to any such sale or other disposition the Board may authorise some person to transfer the share so sold or otherwise disposed of to, or in accordance with the directions of, the buyer thereof or other person becoming entitled thereto.

29.	Annulment of forfeiture

The Board may, at any time before any share so forfeited or surrendered shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such terms as they think fit.

30.	Continuing liability

Any person whose shares have been forfeited or surrendered shall cease to be a Member in respect of those shares and shall surrender to the Company for cancellation the certificate for the forfeited or surrendered shares, but shall, notwithstanding such forfeiture or surrender, remain liable to pay to the Company all monies which, at the date of the forfeiture or surrender, were payable by him or her to the Company in respect of the shares, together with interest thereon at such rate, not exceeding 15 per cent. per annum, as the Board may determine from the time of forfeiture or surrender until the time of payment, but his or her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares, together with interest as aforesaid.  The Board may, if it shall think fit, waive the payment of such interest or any part thereof.  The Company may enforce payment of such monies without being under any obligation to make any allowance for the value of the shares forfeited or surrendered or for any consideration received on their disposal.

31.	Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share; but the Board may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article 31.  The Company's lien, if any, on a share shall extend to all amounts payable in respect of it.

32.	Enforcement of lien by sale

The Company may sell, in such manner as the Board thinks fit, any share on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing (i) stating, and demanding payment of, the sum presently payable; and (ii) giving notice of intention to sell in default of such payment, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his or her death or bankruptcy or otherwise by operation of law. To give effect to any such sale:

(a)

if the share is a certificated share, the Board may authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

(b)

if the share is an uncertificated share, the Board may exercise any of the Company's powers under Article 9.2 to effect the sale of the share to, or in accordance with the directions of, the buyer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

33.	Application of sale proceeds

The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable.  The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale.

34.	Statutory declaration

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts stated therein against all persons claiming to be entitled to the share.  Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with, in the case of certificated shares, the share certificate delivered to a buyer or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

35.	Transfers of uncertificated shares

All transfers of uncertificated shares shall be made in accordance with and be subject to the provisions of the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Board pursuant to Article 9.1.

36.	Form of transfer
36.1

A share held in certificated form may be transferred by an instrument of transfer in any usual form or in any other form which the Board may approve and such transfer may be executed or authenticated under hand or in any other manner acceptable to the Board and permitted by law by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.  A share held in uncertificated form may be transferred by means of a relevant system.  The transferor shall be deemed to remain the holder of the share until the transferee is entered on the Register as its holder.

36.2

In the case of an instrument of transfer expressed to be a transfer of shares denominated in sterling and bearing a date which is on or before 23 January 2006, such transfer shall be a transfer of the same number of ordinary shares as is specified in such transfer.

37.	Right to decline registration

Subject to Article 68, the Board may, in its discretion, refuse to register any transfer of any share which is not a fully-paid share (whether certificated or uncertificated) provided that, where any such shares are admitted to the Official List of the Financial Conduct Authority or admitted to AIM such discretion may not be exercised in a way which the Financial Conduct Authority or the London Stock Exchange regards as preventing dealings in the shares of the relevant class or classes from taking place on an open and proper basis.  The Board may likewise refuse to register any transfer of a share (whether certificated or uncertificated), whether fully-paid or not, in favour of more than four persons jointly.

38.	Further rights to decline registration

In relation to a certificated share, the Board may decline to recognise any instrument of transfer unless:

38.1

the instrument of transfer is left at the Office, or at such other place as the Board may from time to time determine, accompanied by the certificate(s) of the shares to which it relates (if such certificate(s) were issued in respect of the share in question) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed or authenticated by some other person on his or her behalf, the authority of that person so to do); and

38.2	the instrument of transfer is in respect of only one class of share.
39.	Notice of refusal to register

If the Board refuses to register a transfer it shall, in the case of certificated shares, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal and (except in the case of fraud) return to him or her the instrument of transfer or, in the case of uncertificated shares, notify such person as may be required by the Regulations and the requirements of the relevant system concerned.

40.	Retention of instruments of transfer

All instruments of transfer which are registered may be retained by the Company.

41.	No fee for registration

No fee shall be charged by the Company on the registration of any instrument of transfer, probate, letters of administration, certificate of death or marriage, power of attorney, renunciation of a renounceable letter of allotment, stop notice or other document or instruction relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

42.	Destruction of documents
42.1	The Company shall be entitled to destroy:
(a)	any instrument of transfer (which phrase, together with references to documents, shall for the purposes of this Article 42 include electronically generated or stored communications in relation to the transfer of uncertificated shares and any electronic or tangible copies of the same) or other document which has been registered, or on the basis of which registration was made, at any time after the expiration of six years from the date of registration thereof;

(b)

any dividend mandate or any variation or cancellation thereof or any notification of change of address (which shall include, in relation to communications in electronic form, any number or address used for the purposes of such communications), at any time after the expiration of two years from the date of recording thereof;

(c)	any share certificate which has been cancelled, at any time after the expiration of one year from the date of such cancellation; and
(d)	any proxy form, after one year from the date it was used if it was used for a poll, or after one month from the end of the meeting to which it relates if it was not used for a poll;

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 42 if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

42.2

It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)

the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to any claim (regardless of the parties thereto);

(b)

nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of paragraph (a) above are not fulfilled;

(c)

references in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares;

(d)	references in this Article to the destruction of any document include references to its disposal in any manner; and
(e)	in relation to uncertificated shares, the provisions of this Article shall apply only to the extent the same are consistent with the Regulations.

TRANSMISSION OF SHARES

43.	Transmission on death

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been solely or jointly held by him or her.

44.	Person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon such evidence being produced as may from time to time properly be required by the Board and subject as hereinafter provided, elect either to be registered himself or herself as holder of the share or to have some person nominated by him or her registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the Member registered as the holder of any such share before his or her death or bankruptcy or other event, as the case may be.

45.	Restrictions on election

If the person so becoming entitled shall elect to be registered himself or herself, he or she shall deliver or send to the Company a notice in writing signed by him or her stating that he or she so elects.  If he or she shall elect to have another person registered he or she shall testify his or her election by executing to that person a transfer of the share.  All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member or other event had not occurred and the notice or transfer were a transfer signed by the Member registered as the holder of any such share.

46.	Rights of persons entitled by transmission

A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law shall, upon supplying to the Company such evidence as the Board may reasonably require to show his or her title to the share, be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share, except that he or she shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company (including meetings of the holders of any class of shares in the Company), provided always that the Board may at any time give notice requiring any such person to elect either to be registered himself or herself or to transfer the share, and, if the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

UNTRACED MEMBERS

47.	Power to sell shares

The Company shall be entitled to sell (at any time after becoming entitled to do so) any share of a Member or any share to which a person is entitled by transmission if and provided that:

47.1

for a period of 12 years, no dividend paid by the Company in the manner authorised by these Articles or other moneys payable on or in respect of the share in question has been cashed or claimed; provided that, in such period of 12 years, at least three dividends whether interim or final on or in respect of the share in question have become payable; and

47.2

during the 12 year period, the Company has taken the steps which the Board considers reasonable in the circumstances to trace the Member or the person entitled by transmission (including engaging, if considered appropriate, a professional asset reunification company or other tracing agent); and

47.3

during the 12 year period, the Company has sent a notice to the registered address or last known address of the Member (as the Board considers reasonable in the circumstances) or, if known, to the person entitled by transmission, of its intention to sell the shares and no communication has been received by the Company from such person during the said period of 12 years; provided that if this notice is sent less than three months before the end of the 12 year period, no communication has been received by the Company from such person for three months after the date of sending the notice.

48.	Power to sell further shares

If, during the 12 year period and (if applicable) three month period referred to in Articles 47.1 and 47.3, further shares have been issued in respect of those held at the beginning of such 12 year period to which Article 47 applies or of any subsequently issued during such period, the Company may also sell such further shares.

49.	Authority to effect sale and application of sale proceeds

A sale of any share by the Company pursuant to the previous two Articles may be made at such time and on such terms as the Board may decide, and to give effect to any such sale pursuant to the previous two Articles, the Board may carry out all acts and things they consider necessary or expedient to effect the transfer of the said share including authorising any person to execute as transferor an instrument of transfer of the said share and to take such other steps as any such person thinks fit to effect the transfer, and such instrument of transfer shall be as effective as if it had been executed or authenticated by the registered holder of, or person entitled by transmission to, such share.  The transferee shall not be bound to see to the application of the purchase monies and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.  The net proceeds of such sale shall be forfeited and belong to the Company and the Company will not be liable in any respect to the registered holder of the share or the person entitled by transmission. The Company can use such proceeds for any purpose that the Board may from time to time think fit. The provisions of Article 130.2 shall apply in relation to forfeiture of unclaimed dividends payable on such share.

ALTERATION OF CAPITAL

50.	Consolidation and sub-division

The resolution pursuant to which any share is sub-divided may determine that as between the resulting shares one or more of such shares may be given any preference or advantage or be subject to any restriction as regards dividend, capital, voting or otherwise over the others or any other of such shares.

51.	Fractions of shares

Subject to any direction by the Company in general meeting, whenever as the result of any consolidation or division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Board may deal with such fractions as it shall determine in its discretion and in particular may sell the shares to which Members are so entitled in fractions to any person (including, subject to the provisions of the Statutes, the Company) and pay and distribute to and amongst the Members entitled to such shares in due proportions all or any part of the net proceeds of the sales thereof or retain all or any part of such net proceeds of sale for the benefit of the Company.  For the purpose of giving effect to any such sale the Board may, in respect of certificated shares, nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled to, or, in respect of uncertificated shares, nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or make such other arrangements as are compatible with the relevant system concerned or, in either case, in accordance with the directions of the buyer thereof and may cause the name of the transferee(s) to be entered in the Register as the holder(s) of the shares comprised in any such transfer, and such transferee(s) shall not be bound to see to the application of the purchase money nor shall such transferee's(s') title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the transfer.  For the purposes of this Article, any shares representing fractional entitlements to which any Member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

GENERAL MEETINGS

52.	Annual general meeting

The Company shall in accordance with the Statutes, hold a general meeting as its annual general meeting.  The annual general meeting shall be held at such time and place and by such means (including by means of an electronic facility or facilities) as the Board shall appoint.

53.	Convening of general meetings

The Board may, whenever it thinks fit, convene a general meeting, and general meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by the Statutes.  If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum the Directors in the United Kingdom capable of acting may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board. Where no Director is willing or able to do so, any two Members of the Company may summon a meeting for the purpose of appointing one or more Directors.

NOTICE OF GENERAL MEETINGS

54.	Length and form of notice

An annual general meeting shall be called by not less than 21 clear days' notice, and, subject to the provisions of the Act, a meeting of the Company other than an annual general meeting shall be called by not less than 14 clear days' notice. The notice shall state the place (and the notice may state the details of any other place arranged for the purposes of Article 59 (if any), which shall be identified as such in the notice), the date and the time of meeting and the general nature of that business. The notice may state the means, including any electronic means, by which participation at the meeting may take place. It shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Statutes or by the Company in general meeting, to such persons as are entitled to receive such notices from the Company and shall comply with the provisions of the Statutes as to informing Members of their right to appoint proxies.  A notice calling an annual general meeting shall state that the meeting is an annual general meeting and a notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as such and shall include the text of the resolution.

55.	Omission or non-receipt of notice of resolution or meeting or proxy

The accidental failure to give notice of a meeting, or of a resolution intended to be moved at a meeting, or to issue an invitation to appoint a proxy with a notice where required by these Articles or the failure to give such notice or issue such invitation due to circumstances beyond the Company's control, to any one or more persons entitled to receive notice, or the non-receipt of notice of a meeting or of such a resolution or of an invitation to appoint a proxy by any such persons, shall be disregarded for the purpose of determining whether notice of the meeting or of any resolution to be moved at the meeting is duly given.

56.	Postponement of general meetings

If the Board, in its discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place  specified in the notice calling the general meeting, or by means of any electronic facilities stated in that notice, they may postpone the general meeting to another date, time and/or place, or change, cancel or introduce any electronic facilities or make other changes or arrangements in respect of the meeting (or do any of these things).  When a meeting is so postponed, notice of the date, time and place of the postponed meeting, and details of any electronic facilities to be used at that meeting, shall be published on the Company’s website and by means of a regulatory information service, which together shall be deemed to constitute reasonable notice of such postponement, and the Board shall take reasonable steps to ensure that notice of the date, time and place of any postponed meeting is provided to any Member trying to attend the meeting at the original time and place. Notice of the business to be transacted at such postponed meeting shall not be required.

PROCEEDINGS AT GENERAL MEETINGS

57.	Quorum

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business; save as herein otherwise provided, two Members present in person or by proxy and entitled to vote shall be a quorum.  The appointment of a chair of the meeting in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

58.	Procedure if quorum not present

If within five minutes (or such longer time as the chair of the meeting may decide) from the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved.  In any other case it shall stand adjourned to such day, time and place as the chair of the meeting shall, subject to the provisions of the Act, appoint.  If at such adjourned meeting a quorum is not present within five minutes from the time appointed therefor, the Member or Members present in person or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

59.	Arrangements for simultaneous and electronic attendance, security, orderly conduct and health and safety
59.1

In the case of any general meeting, the Board may make whatever arrangements they think fit to allow those entitled to do so to attend and participate in the meeting. Any general meeting will be duly constituted and its proceedings valid if the chair is satisfied that facilities are available throughout the meeting (save for any period of interruption and/or adjournment to restore the operation of any electronic facility or the connection with any meeting in a place other than the place at which the chair of the meeting shall preside (the "Principal Place")) to enable all Members attending the meeting by whatever means and in whatever place(s) to attend and participate at that meeting.

59.2

Two or more persons attend and participate in a general meeting if they are able to exercise their rights to speak and vote at that meeting. A person is able to exercise the right to speak at a general meeting if that person can communicate to all those attending the meeting while the meeting is taking place. A person is able to exercise the right to vote at a general meeting if that person can vote on resolutions put to the meeting (or, in relation to a poll, can vote within the required time frame) and that person’s vote can be taken into account in deciding whether or not such resolutions are passed alongside the votes of others attending the meeting. When deciding whether a person is attending or participating in a meeting other than by means of physical presence at the Principal Place, it is immaterial where that person is or how that person is able to communicate with others who are attending and participating.

59.3

In particular, the directors can decide to let persons entitled to attend and participate in a general meeting do so simultaneously by means of an electronic facility or facilities. Members present in person or by proxy by means of such electronic facility or facilities will be counted in the quorum for, and entitled to participate in, the general meeting, and the powers of the chair will apply to such persons.

59.4

Where Members (or persons entitled to shares by transmission) can participate at a general meeting by means of an electronic facility, any document required to be on display or available for inspection will be made available for the required period in electronic form to those persons entitled to inspect it and this will satisfy any such requirement.

59.5

Notwithstanding the specification in the notice convening the general meeting of the Principal Place at which the chair of the meeting shall preside, the Board may make whatever arrangements it thinks fit for simultaneous attendance and participation at other places by Members and proxies and others entitled to attend any general meeting but excluded from the Principal Place under the provisions of this Article 59 (attendance by Members, proxies and others entitled to attend at such places being “satellite meetings”). Such arrangements may include arrangements for attendance and participation by means of electronic facilities. Members present in person or by proxy at any satellite meeting place will be counted in the quorum for, and be entitled to participate in, the general meeting, and the powers of the chair will apply to the meeting as it takes place in each satellite meeting.

59.6

Subject to the right of the chair to adjourn a general meeting under these articles, under no circumstance will a failure (for any reason) of communication equipment or any electronic facilities, or any other failure in the arrangements for participation in a satellite meeting, affect the validity of such meeting at the Principal Place, or any business conducted at such meeting. All persons seeking to attend and participate in a general meeting by way of electronic facility are responsible for maintaining adequate facilities to enable them to do so.

59.7

Such arrangements for simultaneous attendance at the general meeting may include arrangements regarding the level of attendance at a satellite meeting or meetings, provided that they shall operate so that any Members and proxies excluded from attendance at the Principal Place are able to attend at other places.  For the purpose of all other provisions of these Articles any such general meeting, including any satellite meeting or meetings, shall be treated as being held and taking place at the Principal Place.

59.8

The Board may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements as are set out in this Article 59 apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies and others entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as it shall in its discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place.  The entitlement of any Member or proxy or other person entitled to attend a general meeting at the Principal Place shall be subject to such arrangements as may for the time being be in force whether stated in the notice of the general meeting to apply to that Meeting or notified to the Members concerned subsequent to the provision of the notice of the general meeting.

59.9

The Board or the chair of the meeting or any person authorised by the Board may direct that Members, proxies or corporate representatives wishing to attend any general meeting  or anyone else permitted by the chair of the meeting to attend should submit to such searches or other security arrangements or restrictions (including, without limitation, restrictions on items of personal property which may be taken into the meeting, or any requirement or restriction that is necessary to ensure the identification of those taking part by means of electronic facilities and the security of the electronic facilities), or any arrangements or restrictions relating to health and safety, as the Board or the chair of the meeting or such person authorised by the Board shall consider appropriate in the circumstances.  The Board or the chair of the meeting or any person authorised by such persons shall be entitled in their discretion to refuse physical or electronic entry to, or to eject (physically or electronically) from, such general meeting any such person who fails to submit to such searches or otherwise to comply with such arrangements.

59.10

The Board or the chair of the meeting or any person authorised by the Board may, at any meeting, take such action as is thought fit to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chair of the meeting's decision on matters of procedure or matters arising incidentally from the business of the meeting shall be final, as shall be his or her determination as to whether any matter is of such a nature.

59.11	Nothing in these articles authorises or allows a general meeting to be held exclusively on an electronic basis.
60.	Chair of general meetings and casting vote
60.1

The chair, if any, of the Board shall preside as chair of every general meeting of the Company.  If there is no such chair, or if at any general meeting he or she shall not be present within 15 minutes after the time appointed for holding the meeting or is unwilling to act as chair, the Directors present shall select one of their number to be chair of the meeting; or if no Director is present and willing to take the chair the Members present and entitled to vote shall choose one of their number to be chair of the meeting.

60.2	In the case of an equality of votes, whether on a show of hands or a poll, the chair of the meeting shall not be entitled to a second or casting vote.
61.	Adjournments
61.1

The chair of the meeting may, at any time without the consent of the meeting, adjourn any meeting (whether or not it has commenced or has already been adjourned or a quorum is present) either without arranging a future date or to another time or place (or places, in the case of any satellite meeting or meetings) and with such means of attendance and participation as the chair may decide, where it appears to him or her that it would facilitate the conduct of the business of the meeting to do so.

61.2

The chair of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place (or places, in the case of any satellite meeting or meetings) and with such means of attendance and participation as the chair may decide; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for 30 days or more, not less than seven clear days' notice of the adjourned meeting shall be given specifying the day, the place (or places, in the case of any satellite meeting or meetings), any means of attendance and participation as the chair may decide, and the time of the meeting as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment.

62.	Directors' right to attend and speak

Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company.  The chair of the meeting may invite any person to attend and speak at any general meeting or any separate class meeting of the Company whom the chair of the meeting considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

63.	Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chair of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon. No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)

at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered to the Company in accordance with Article 143; or

(b)	the chair in his or her discretion decides that the amendment may be considered and voted on.
64.	Method of voting and demand for a poll
64.1

A resolution put to the vote at a general meeting held at least partly by means of electronic facilities will be decided on a poll, which poll votes may be cast by such electronic or other facilities as the directors or the secretary decide are appropriate. Any such poll will be treated as having been validly demanded at the time fixed for the holding of the meeting. Subject to this, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded:

(a)	by the chair of the meeting; or
(b)	by at least five Members present in person or by proxy and having the right to vote on the resolution; or
(c)

by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(d)

by a Member or Members present in person or by proxy holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

64.2

Unless a poll is so demanded (and the demand is not subsequently withdrawn), a declaration by the chair of the meeting that a resolution has on a show of hands been passed or passed unanimously, or with a particular majority, or lost, or an entry to that effect in the minutes of the meeting of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

64.3

Except as provided in Article 67, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets or electronic means) as the chair of the meeting directs and he or she may appoint scrutineers (who need not be Members) and fix a time, means and place (or places) for declaring the result of the poll.  The result of the poll shall be deemed to be the decision of the meeting at which the poll was demanded.

65.	Timing and procedure for a poll

A poll demanded on the election of a chair of the meeting or on the question of an adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 clear days after the date of the meeting or adjourned meeting at which the poll is demanded) and place (or places), and by means of such attendance and participation as the chair of the meeting may direct.  No notice need be given of a poll not taken immediately.  Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.  The demand for a poll may be withdrawn with the consent of the chair of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

VOTES OF MEMBERS

66.	Votes of Members and of joint holders
66.1	Subject to any rights or restrictions for the time being attached to any class or classes of shares and to any other provisions of these Articles or the Statutes:
(a)	on a show of hands every Member present in person shall have one vote;
(b)	on a show of hands every proxy present who has been duly appointed by one or more Members shall have one vote;

This is subject to the following:

(i)	on a show of hands, a proxy has one vote for and one vote against the resolution if:

(aa)	the proxy has been duly appointed by more than one Member entitled to vote on the resolution; and
(bb)

the proxy has been instructed by, or exercises a discretion given by, one or more of those Members to vote for the resolution and has been instructed by, or exercises a discretion given by, one or more other of those Members to vote against it; and

(ii)	on a poll every Member present in person or by proxy shall have one vote for each share held by him or her.
66.2

In the case of joint holders of a share, the vote of the senior holder who votes, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

67.	Voting on behalf of incapable Member

A Member in respect of whom an order has been made by any court or official having jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his or her receiver, curator bonis or other person authorised on his or her behalf by that court or official, and such receiver, curator bonis or other person may vote by proxy provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote has been delivered to the Company not later than the last time at which an appointment of a proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

68.	Suspension of rights for non-payment of calls and non-disclosure of interests
68.1

No Member shall, unless the Board otherwise determines, be entitled, in respect of any share in the capital of the Company held by him or her, to be present or to vote on any question, either in person or by proxy, at any general meeting, or separate general meeting of the holders of any class of shares of the Company, if any call or other sum presently payable by him or her to the Company in respect of such share remains unpaid.

68.2

If any Member, or any other person appearing to the Board to be interested in any shares in the capital of the Company held by such Member, has been duly served with a notice under section 793 of the 2006 Act and is in default for the period of 14 days from the date of service of the notice under the said section 793 in supplying to the Company the information thereby required, then the Company may (at the discretion of the Board) at any time thereafter by notice (a "restriction notice") to such Member direct that, in respect of the shares in relation to which the default occurred and any other shares held at the date of the restriction notice by the Member, or such of them as the Board may determine from time to time (the "restricted shares" which expression shall include any further shares which are issued in respect of any restricted shares), the Member shall not, nor shall any transferee to which any of such shares are transferred other than pursuant to a permitted transfer or pursuant to Article 68.3(c) below, be entitled to be present or to vote on any question, either in person or by proxy, at any general meeting of the Company or separate general meeting of the holders of any class of shares of the Company.

68.3

Where the restricted shares represent at least 0.25 per cent. (in nominal value) of the issued shares of the same class as the restricted shares (excluding any shares of that class held as treasury shares), then the restriction notice may also direct that:

(a)

any dividend or any part thereof or other monies which would otherwise be payable on or in respect of the restricted shares shall be withheld by the Company; shall not bear interest against the Company; and shall be payable (when the restriction notice ceases to have effect) to the person who would but for the restriction notice have been entitled to them; and/or

(b)

where an offer of the right to elect to receive shares of the Company instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such Member in respect of such restricted shares shall not be effective; and/or

(c)	no transfer of any of the shares held by such Member shall be recognised or registered by the Board unless the transfer is a permitted transfer or:
(d)	the Member is not himself or herself in default as regards supplying the information required; and
(e)

the transfer is of part only of the Member's holding and, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Board to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are restricted shares.

Upon the giving of a restriction notice its terms shall apply accordingly.

68.4

The Company shall send a copy of the restriction notice to each other person appearing to be interested in the shares the subject of such notice, but the failure or omission by the Company to do so shall not invalidate such notice.

68.5

Any restriction notice shall have effect in accordance with its terms until not more than seven days after the Board is satisfied that the default in respect of which the restriction notice was issued no longer continues but shall cease to have effect in relation to any shares which are transferred by such Member by means of a permitted transfer or in accordance with Article 68.3(c) above on receipt by the Company of notice that a transfer as aforesaid has been made. The Company may (at the discretion of the Board) at any time give notice to the Member cancelling, or suspending for a stated period the operation of, a restriction notice in whole or in part.

68.6	For the purposes of this Article 68:
(a)

a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a notice under the said section 793 or otherwise which either:

(i)	names such person as being so interested; or

(ii)

(after taking into account the said notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

(b)	a transfer of shares is a permitted transfer if but only if:
(i)	it is a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company (as defined in section 974 of the 2006 Act); or
(ii)

the Board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a third party unconnected with the transferring Member or with any other person appearing to the Board to be interested in such shares (and for the purposes of this Article 68.6 any associate (as that term is defined section 435 of the Insolvency Act 1986) of the Member or of any other person appearing to the Board to be interested in any of the restricted shares shall be deemed to be connected with the transferring Member); or

(iii)

the transfer results from a sale made on or through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or on or through any stock exchange outside the United Kingdom on which the Company's shares of the same class as the restricted shares are normally dealt in; and

(c)

reference to a person being in default in supplying to the Company the information required by a notification under section 793 includes reference to the Company knowing or having reasonable cause to believe that any of the information provided is false or materially incorrect or incomplete.

68.7	The provisions of this Article 68 are in addition and without prejudice to the provisions of the Statutes.
69.	Objections to and errors in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, a vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered (or at which the error occurs), and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the chair of the meeting, whose decision shall be final and conclusive.  Whether a proxy or corporate representative has voted in accordance with any instructions given by the Member who has appointed such proxy or corporate representative need not be verified by the Company or any other person and any vote (whether on a show of hands or a poll) given by such proxy or corporate representative will be valid for all purposes notwithstanding any failure to follow such instructions.

70.	Voting on a poll

On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

71.	Execution of proxies

The appointment of a proxy shall be in any usual or common form, or in any other form which the Board may approve and shall be:

(a)	under the hand of the appointor or of his or her attorney duly authorised in writing; or
(b)	if the appointor is a corporation, either under seal, or under the hand of an officer or attorney or other person duly authorised; or
(c)	if permitted by the Board, in electronic form in the manner and form and subject to such terms and conditions as the Board may decide.

The signature, if any, on such appointment need not be witnessed.

72.	Appointment of proxies
72.1

A proxy need not be a Member of the Company.  A Member may appoint more than one proxy to attend and to speak and to vote on the same occasion, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the Member.  The appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

72.2

The appointment of a proxy may be by means of an instrument executed or authenticated by or on behalf of the appointor or, if the appointor is a corporation, under the hand of duly authorised officer or attorney, or, where an address has been specified for such purpose as set out in the following Article, be by electronic communication, subject to such terms and conditions, including as to execution, as the Board may from time to time prescribe.

72.3

In respect of any general meeting the Board may, if it thinks fit, but subject to the Act, at the Company's expense send instruments of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such a form as may be approved by the Board.  The appointment of a proxy shall be deemed (subject to any contrary intention contained in the appointment) to confer authority to demand or join in demanding a poll and to vote on a poll on any resolution or amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit.  The appointment of a proxy shall, unless the contrary is stated therein, be valid as well for an adjournment of the meeting as for the meeting to which it relates.  If a member appoints more than one person to act as his or her proxy the appointment of each such proxy shall specify the shares held by the member in respect of which each such proxy is authorised to vote and no member may appoint more than one proxy (save in the alternative) to vote in respect of any one share held by that member.

73.	Delivery of proxies
73.1

The appointment of a proxy shall be received by the Company in accordance with Article 143 not less than 48 hours (or such shorter time as the Board may decide) before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, not less than 24 hours (or such shorter time as the Board may decide) before the time appointed for the taking of the poll at which it is to be used, and in default the appointment of a proxy shall not be treated as valid.  Failing previous registration with the Company, the power of attorney or other authority, if any, under which the appointment of a proxy is executed or authenticated, or a notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of that power or authority, or a copy in some other way approved by the Board, shall also be deposited or received in accordance with Article 143 not later than the time by which the appointment of a proxy is required to be deposited or (as the case may be) received in accordance with this Article. When calculating any periods mentioned in this Article, the Board may specify that no account shall be taken of any part of a day that is not a working day.

Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means.  Notwithstanding any other provision of these Articles, the Board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant.  The Board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

73.2

If two or more valid but differing appointments of a proxy are delivered or (in the case of appointments in electronic form) received in accordance with Article 73.1 in respect of the same share for use at the same meeting, the one which is last delivered or, as the case may be, received as aforesaid (regardless of its date, its date of sending or the date of its execution) shall be treated as replacing and revoking the others as regards that share.  If the Company is unable to determine which was delivered or received last, none of them shall be treated as valid in respect of that share.

74.	Validity of proxies

An appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates.  No appointment of a proxy shall be valid after the expiration of 12 months from the date of its deposit or receipt in accordance with Article 73.1 except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within 12 months from that date.

75.	Authority of proxies to call for a poll

The appointment of a proxy to vote on a matter at a meeting of the Company shall be deemed to confer authority on the proxy to demand or join in demanding a poll on that matter.

76.	Cancellation of proxy's authority

A vote given or poll demanded in accordance with the terms of an appointment of a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or determination of the authority of the person voting or demanding a poll, provided that no intimation in writing of such death, insanity, revocation or determination shall have been received by the Company at the Office or such other place (if any) as is specified for depositing the appointment of proxy or, where the appointment of the proxy was in electronic form, at the address at which such appointment was duly received, in each case in accordance with Article 73.1, before the time for holding the meeting or adjourned meeting or the time appointed for taking a poll subsequently thereto at which such vote is given.

77.	Corporate representatives

Any corporation which is a Member of the Company may by resolution of its Board or other governing body authorise a person or persons to act as its representative or representatives at any meeting of the Company or of any class of Members of the Company.

78.	Powers of corporate representatives

Any person so authorised shall be entitled to exercise on behalf of the corporation which he or she represents the same powers as that corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.  Where the corporation authorises more than one person, the provisions of section 323(3) and (4) of the 2006 Act (as amended by the Companies (Shareholders' Rights) Regulations 2009) shall apply. The Company may require such person or persons to produce a certified copy of the resolution before permitting him or her to exercise his or her powers.

DIRECTORS

79.	Number of Directors

Unless and until the Company in general meeting shall otherwise determine, the number of Directors shall not be subject to any maximum but shall not be less than three.  The Company may by ordinary resolution from time to time vary the minimum number and/or maximum number of Directors.

80.	Directors' shareholding qualification

A Director shall not be required to hold any shares in the capital of the Company.  A Director who is not a Member shall nevertheless be entitled to receive notice of and attend and speak at all general meetings of the Company and all separate general meetings of the holders of any class of shares in the capital of the Company.

81.	Age of Directors

There shall not be an age limit for Directors.

82.	Other interests of Directors

Subject to the provisions of the Statutes, a Director of the Company may be or continue as or become a director or other officer (other than an Auditor), employee or member of, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate in which the Company may be (directly or indirectly) interested as shareholder or otherwise or any parent undertaking or subsidiary undertaking of any parent undertaking of the Company, and no such Director shall, by reason of his or her office, be accountable to the Company for any remuneration or other benefits which derive from any such office or employment or from any contract, transaction or arrangement with, or from his or her membership or interest in, such other body corporate or undertaking.  No such office, employment, contract, transaction or arrangement or interest shall be liable to be avoided on the ground of any such interest or benefit.

83.	Directors' fees

The Directors shall be paid out of the funds of the Company by way of fees for their services as Directors (other than any Executive Directors appointed under these Articles) such sums (if any) as the Board may from time to time determine (not exceeding in the aggregate an annual sum (excluding amounts payable under any other provision of these Articles) of £1,500,000 per year or such larger amount as the Company may by ordinary resolution determine) and such remuneration shall be divided between the Directors as they shall agree or, failing agreement, equally.  Such remuneration shall be deemed to accrue from day to day.

84.	Directors expenses

The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board or any committee of the Board or general meetings of the Company or of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

85.	Additional remuneration

Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

ALTERNATE DIRECTORS

86.	Alternate Directors
86.1	Each Director shall have the power at any time to appoint as an alternate Director either (i) another Director; or (ii) any other person approved for that purpose by a resolution of the

Board, and, at any time, to terminate such appointment.  Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Board agrees otherwise) only take effect upon receipt of such written appointment or removal in accordance with Article 143.  An alternate Director shall not be required to hold any shares in the capital of the Company and shall not be counted in reckoning the maximum and minimum numbers of Directors allowed or required by Article 79.

86.2

An alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company except only such part (if any) of the remuneration otherwise payable to his or her appointor as such appointor may by notice in writing to the Company from time to time direct, but shall otherwise be subject to the provisions of these Articles with respect to Directors.  An alternate Director shall during his or her appointment be an officer of the Company and shall alone be responsible to the Company for his or her own acts and defaults and shall not be deemed to be an agent of his or her appointor.

86.3

An alternate Director shall be entitled (subject to his or her giving to the Company either an address within the United Kingdom or an address for the purpose of sending or receiving documents or information by electronic means at which notices may be served upon him or her) to receive notices of all meetings of the Board and of any committee of the Board of which his or her appointor is a member, and shall be entitled to attend and vote as a Director at any such meeting at which his or her appointor is not personally present and generally in the absence of his or her appointor to perform and exercise all functions, rights, powers and duties as Director of his or her appointor.

86.4

The appointment of an alternate Director shall automatically determine on the happening of any event which, if he or she were a Director, would cause him or her to vacate such office or if his or her appointor shall cease for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting.

86.5

A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Board or any committee of the Board to one vote for every Director whom he or she represents in addition to his or her own vote (if any) as a Director, but he or she shall count as only one for the purpose of determining whether a quorum is present.

BORROWING POWERS

87.	Directors' borrowing powers and restrictions on borrowing
87.1

Subject as hereinafter provided the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to the provisions of the Acts and these articles to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

87.2

The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (so far, as regards subsidiaries, as by such exercise they can secure) that the aggregate amounts for the time being remaining undischarged of all moneys borrowed by the Group and for the time being owing to persons outside the Group shall not at any time, without the previous sanction of an ordinary resolution of the Company in general meeting, exceed the sum of US$8,500,000,000.

87.3

For the purpose of the foregoing limit the "aggregate amounts" of "moneys borrowed" shall be reduced by cash and current asset investments and shall be deemed to include the following except in so far as otherwise taken into account (together in each case with any fixed or minimum premium payable on final repayment):-

(a)

the principal amount for the time being owing (other than to a member of the Group) in respect of any debenture, whether secured or unsecured, issued by a member of the Group in whole or in part for cash or otherwise;

(b)

the principal amount raised by any member of the Group by acceptances or under any acceptance credit opened on its behalf by any bank or accepting house other than acceptances relating to the purchase or sale of goods in the ordinary course of trading and outstanding for not more than ninety days;

(c)

the nominal amount of any share capital and the principal amount of any moneys borrowed or other indebtedness the redemption or repayment of which is guaranteed or secured or is the subject of an indemnity given by any member of the Group and the beneficial interest in the redemption or repayment of which is not owned within the Group; and

(d)

the nominal amount of any share capital (not being equity share capital which as regards capital has rights no more favourable than those attached to its ordinary share capital) of any subsidiary of the Company owned otherwise than by other members of the Group, but "moneys borrowed" shall not include and shall be deemed not to include:-

(i)

amounts borrowed for the purpose of repaying (with or without premium) any moneys borrowed by any member of the Group then outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and

(ii)

the proportion of the excess outside borrowing of a partly owned subsidiary which corresponds to the proportion of its equity share capital owned otherwise than by members of the Group and so that, for this purpose, the expression "excess outside borrowing" shall mean so much of the borrowings of such partly owned subsidiary otherwise than from members of the Group as exceeds the amounts (if any) borrowed from it by other members of the Group.

87.4

No lender or other person dealing with the Company or any of its subsidiaries shall be concerned to see or inquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the said limit has been or would thereby be exceeded.

POWERS AND DUTIES OF THE BOARD

88.	Powers of Company vested in the Board

The business of the Company shall be managed by the Board, who may exercise all the powers of the Company subject, nevertheless, to the provisions of these Articles and of the Statutes, and to such directions as may be given by the Company in general meeting by special resolution, provided that no alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given.  The general powers conferred upon the Board by this Article shall not be deemed to be abridged or restricted by any specific power conferred upon the Board by any other Article.

89.	Pensions, insurance and gratuities for Directors and others
89.1

The Board may exercise all the powers of the Company to give or award pensions, annuities, gratuities or other retirement, superannuation, death or disability allowances or benefits (whether or not similar to the foregoing) to (or to any person in respect of) any persons who are or have at any time been Directors of the Company or of any body corporate which is or was a subsidiary undertaking or a parent undertaking of the Company or another subsidiary undertaking of a parent undertaking of the Company or otherwise associated with the Company or any such body corporate, or a predecessor in business of the Company or any such body corporate, and to the spouses, civil partners, former spouses, former civil partners, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director or former Director shall be entitled to receive and retain for his or her own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such trust, fund or scheme or otherwise).

89.2

Without prejudice to any other provisions of these Articles, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors of the Company, or of any other body (whether or not incorporated) which is or was its parent undertaking or subsidiary undertaking or another subsidiary undertaking of any such parent undertaking (together "Group Companies") or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees' share scheme or other scheme or arrangement in which any employees of the Company or of any such other body are interested, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the actual or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other body, fund, trust, scheme or arrangement.

89.3

Without prejudice to any other provisions of these Articles, the Board may exercise all the powers of the Company to establish, maintain, and contribute to any scheme for encouraging or facilitating the holding of shares in the Company or in any connected company by or for the benefit of current or former directors of the Company or any connected company or any company otherwise allied or associated with the Company or connected company or the spouses, civil partners, former spouses, former civil partners, families, connections or dependants of any such persons and, in connection with any such scheme, to establish, maintain and contribute to a trust for the purpose of acquiring and holding shares in the Company or any connected company and to lend money to the trustees of any such trust or to any individual referred to above.

89.4

No Director or former Director shall be accountable to the Company or the Members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

90.	Local boards

The Board may make such arrangements as it thinks fit for the management and transaction of the Company's affairs in the United Kingdom and elsewhere and may from time to time and at any time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration.  The Board from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Board (other than the powers of borrowing and of making calls), with power to sub-delegate, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Board may think fit, and the Board may at any time remove any person so appointed, and may annul or vary any such delegation.

91.	Attorneys

The Board may from time to time and at any time by power of attorney or otherwise appoint any body corporate, firm or person or body of persons, to be the attorney or attorneys or agent or agents of the Company for such purposes and with such powers, authorities and discretions and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointments may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit and may also authorise any such attorney or agent to sub-delegate all or any of the powers, authorities and discretions vested in him or her.

92.	Official seal

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and the powers conferred by the Statutes with regard to having an official seal for sealing securities and for sealing documents creating or evidencing securities, and such powers shall be vested in the Board.

93.	Overseas branch register

The Company may exercise the powers conferred upon the Company by the Statutes with regard to the keeping of an overseas branch register, and the Board may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit concerning the keeping of any such register.

94.	Directors' permitted interests and entitlement to vote
94.1

Subject to the provisions of the Statutes, a Director may hold any other office or place of profit with the Company, except that of Auditor, in conjunction with the office of Director and may act by himself or herself or through his or her firm in a professional capacity for the Company (otherwise than as Auditor), and in any such case on such terms as to remuneration and otherwise as the Board may decide.  Any such remuneration shall be in addition to any remuneration provided for by any other Article.  No Director or intending Director shall be disqualified by his or her office from entering into, or being otherwise interested in, any of the foregoing, or any other contract, transaction or arrangement with the Company or in which the Company has a (direct or indirect) interest.  Subject to the provisions of the Statutes and save as therein provided no such contract, transaction or arrangement shall be liable to be avoided on the grounds of the Director's interest, nor shall any Director be liable to account to the Company for any remuneration or other benefit which derives from any such contract, transaction or arrangement or interest by reason of such Director holding that office or of the fiduciary relationship thereby established, but he or she shall declare the nature of his or her interest in accordance with the requirements of the Statutes.

94.2

Save as herein provided, a Director shall not vote in respect of any contract, arrangement or transaction whatsoever in which he or she has an interest which is to his or her knowledge a material interest otherwise than by virtue of interests in shares or debentures or other securities of or otherwise in or through the Company.  A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

94.3

A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(a)

the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)

the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he or she himself or herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(c)

any proposal concerning an offer of securities of or by the Company or any of its subsidiary undertakings in which offer he or she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

(d)

any contract, arrangement or transaction concerning any other body corporate in which he or she is interested, directly or indirectly and whether as an officer or Member or otherwise howsoever, provided that he or she does not to his or her knowledge hold an interest (within the meaning of sections 820 to 825 of the 2006 Act) in one per cent. or more of any class of the equity share capital of such body corporate or of the voting rights available to members of the relevant body corporate;

(e)

any contract, arrangement or transaction for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him or her any privilege or advantage not generally accorded to the employees to whom the scheme relates;

(f)	any contract, arrangement or transaction concerning any insurance which the Company is to purchase and/or maintain for, or for the benefit of, any Directors or persons including Directors;
(g)	the giving of an indemnity pursuant to Article 146; and
(h)	the provision of funds to any Director to meet, or the doing of anything to enable a Director to avoid incurring, expenditure of the nature described in section 205(1) or 206 of the 2006 Act.
94.4

A Director shall not vote or be counted in the quorum on any resolution concerning his or her own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his or her appointment or the termination thereof.

94.5

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph 94.3(d) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

94.6

If any question shall arise at any meeting as to an interest or as to the entitlement of any Director to vote and such question is not resolved by his or her voluntarily agreeing to abstain from voting, such question shall be referred to the chair of the meeting (or if the Director concerned is the chair, to the other Directors at the meeting) and his or her ruling in relation to any Director (or the ruling of the majority of the other Directors if the Director concerned is the chair) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

94.7

Subject to the provisions of the Statutes the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract, arrangement or transaction not duly authorised by reason of a contravention of this Article.

94.8(a)For the purposes of Section 175 of the 2006 Act, the Board may authorise any matter proposed to them in accordance with these Articles which would, if not so authorised, constitute or give rise to an infringement of duty by a Director under that Section.

(b)	Authorisation of a matter under sub paragraph (a) of this paragraph 94.8 of this Article shall be effective only if:
(i)

the matter in question shall have been proposed by any person for consideration at a meeting of the Board, in accordance with the Board procedures, if any, for the time being relating to matters for consideration by the Board or in such other manner as the Board may approve;

(ii)

any requirement as to the quorum at the meeting of the Board at which the matter is considered is met without counting the Director in question and any other interested Director (together the "Interested Directors"); and

(iii)	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.
(c)

Any authorisation of a matter pursuant to sub paragraph (a) of this paragraph 94.8 of this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

(d)

Any authorisation of a matter under sub paragraph (a) of this paragraph 94.8 of this Article shall be subject to such conditions or limitations as the Board may specify, whether at the time such authorisation is given or subsequently, and may be terminated or varied by the Board at any time.  A Director shall comply with any obligations imposed on him or her by the Board pursuant to any such authorisation.

(e)

A Director shall not, by reason of his or her office or the fiduciary relationship thereby established, be accountable to the Company for any remuneration or other benefit which derives from any matter authorised by the Board under sub-paragraph (a) of this paragraph 94.8 of this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such remuneration or other benefit or on the ground of the Director having any interest as referred to in the said section 175.

(f)

A Director shall be under no duty to the Company with respect to any information which he or she obtains or has obtained otherwise than as a director or officer or employee of the Company and in respect of which he or she owes a duty of confidentiality to another person.  However, to the extent that his or her connection with that other person conflicts, or possibly may conflict, with the interests of the Company, this sub-paragraph (f) of this paragraph 94.8 of this Article applies only if the existence of that connection has been authorised by the Board under sub-paragraph (a) of this paragraph 94.8 of this Article.  In particular, the Director shall not be in breach of the general duties he or she owes to the Company by virtue of sections 171 to 177 of the 2006 Act because he or she fails:

(i)	to disclose any such information to the Board or to any Director or other officer or employee of the Company; and/or

(ii)	to use any such information in performing his or her duties as a Director or officer or employee of the Company.
(g)

Where the existence of a Director's connection with another person has been authorised by the Board under sub-paragraph (a) of this paragraph 94.8 of this Article and his or her connection with that person conflicts, or possibly may conflict, with the interests of the Company, the Director shall not be in breach of the general duties he or she owes to the Company by virtue of sections 171 to 177 of the 2006 Act because he:

(i)

absents himself or herself from meetings of the Board or any committee thereof at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(ii)

makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he or she reasonably believes such conflict of interest (or possible conflict of interest) subsists.

(h)	The provisions of sub-paragraphs (f) and (g) of this paragraph 94.8 of this Article are without prejudice to any equitable principle or rule of law which may excuse the Director from:
(i)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles or otherwise; or
(ii)

attending meetings or discussions or receiving documents and information as referred to in sub-paragraph (g) of this paragraph 94.8 of this Article, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

For the purposes of this Article, a conflict of interest includes a conflict of interest and duty and a conflict of duties.

95.	Exercise of Company's voting powers

The Board may exercise or procure the exercise of the voting rights conferred by the shares in any other body corporate held or owned by the Company or any power of appointment in relation to any other body corporate, and may exercise any voting rights or power of appointment to which they are entitled as directors of such other body corporate, in such manner as it shall in its discretion think fit, including the exercise thereof in favour of appointing themselves or any of them as directors, officers or servants of such other body corporate, and fixing their remuneration as such, and may vote as Directors of the Company in connection with any of the matters aforesaid.

96.	Signing of cheques etc.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed or authenticated, as the case may be, in such manner as the Board shall from time to time determine.

97.	Minutes
97.1	The Board shall cause minutes to be recorded:
(a)	of all appointments of officers made by the Board;
(b)	of the names of the Directors present at each meeting of the Board and of any committee of the Board;
(c)	of all resolutions and proceedings at all meetings of the Company, and of the Board, and of committees of the Board.
97.2

It shall not be necessary for Directors present at any meeting of the Board or committee of the Board to sign their names in any minute book or other book kept for recording attendance.  Minutes recorded as aforesaid, if purporting to be signed by the chair of the meeting, or by the chair of the next succeeding such meeting, shall be receivable as evidence of the matters stated in such minutes.

DISQUALIFICATION OF DIRECTORS

98.	Vacation of a Director's office

The office of a Director shall be vacated in any of the following events, namely:

98.1	if a bankruptcy order is made against him or her or he or she makes any arrangement or composition with his or her creditors generally;
98.2	if he or she becomes prohibited by law from acting as a Director or ceases to be a Director by virtue of the Act or of these Articles;
98.3

a registered medical practitioner who has examined the Director gives a written opinion to the Company stating that the person has become physically or mentally incapable of acting as a Director and may remain so for more than three months and the Board passes a resolution stating that the Director should cease to be a Director;

98.4	if he or she resigns his or her office by notice to the Company or offers to resign and the Board resolves to accept such offer;
98.5

if, not having leave of absence from the Board, he or she and his or her alternate (if any) fail to attend the meetings of the Board for six successive months, unless prevented by illness, unavoidable accident or other cause which may seem to the Board to be sufficient, and the Board resolves that his or her office be vacated;

98.6

if, by notice in writing delivered to or received by the Company in accordance with Article 143 or tendered at a meeting of the Board, his or her resignation is requested by all of the other Directors (but so that this shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company); or

98.7

in the case of any Director who holds any executive office at the Company, his or her appointment to that executive office is terminated or expires and the Board resolves that he or she should cease to be a Director.

RETIREMENT AND SUBMISSION FOR RE-ELECTION OF DIRECTORS

99.	Regular submission of Directors for re-election

At every annual general meeting all the Directors at the date of the notice convening the annual general meeting shall retire from office. A retiring Director shall, if willing to act, be eligible for re-appointment.  A Director retiring at a meeting shall, if he or she is not re-appointed at such meeting, retain office until the meeting appoints someone in his or her place, or if it does not do so, until the conclusion of such meeting.

100.	Appointment of Directors by separate resolution

Except as otherwise authorised by the Act, a single resolution for the appointment of two or more persons as Directors shall not be put at any general meeting, unless an ordinary resolution that it should be so put has first been agreed to by the meeting without any vote being given against it.

101.	Persons eligible for appointment

No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for appointment to the office of Director at any general meeting unless not less than seven nor more than 42 days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a Member duly qualified to attend and vote at such meeting (not being the person to be proposed), of his or her intention to propose such person for appointment stating the particulars which would, if he or she or she were so appointed, be required to be included in the Company's register of directors, and also notice in writing signed by that person of his or her willingness to be appointed.

102.	Provisions if insufficient directors appointed
102.1	If:
(a)	any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or reappointment as Directors are put to the annual general meeting and lost; and
(b)	at the end of that meeting the number of Directors is fewer than the minimum number required under Article 79,

all retiring Directors who stood for re-appointment at the meeting (the "Retiring Directors") shall be deemed to have been re-appointed as Directors and shall remain in office, but the Retiring Directors may only:

(c)	act for the purpose of filling vacancies and convening general meetings of the Company; and
(d)	perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company's legal and regulatory obligations,

but not for any other purpose.

102.2

The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in Article 102.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the numbers of Directors is fewer than any minimum number of Directors required under Article 79, the provisions of Article 102.1 shall apply to this meeting.

103.	Casual vacancies and additional Directors - powers of Company

Subject as aforesaid, the Company may from time to time by ordinary resolution appoint a person who is willing to act to be a Director either to fill a casual vacancy or as an additional Director.

104.	Casual vacancies and additional Directors - powers of the Board

The Board shall have power at any time, and from time to time, to appoint any person who is willing to act to be a Director of the Company, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or pursuant to these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, notice of which is first sent after his or her appointment, and shall then be eligible for reappointment.

105.	Power of removal by special resolution

In addition to any power of removal under the Act, the Company may by special resolution remove any Director before the expiration of his or her period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director.  Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company.

106.	Appointment of replacement Director

Subject to Articles 101 and 104, the Company may by ordinary resolution appoint another person in place of a Director removed from office under the immediately preceding Article.

PROCEEDINGS OF THE BOARD

107.	Board meetings and participation

The Board may meet for the despatch of business, adjourn and otherwise regulate their meetings as it thinks fit.  Without prejudice to the foregoing, all or any of the Board or of the members of any committee of the Board may participate in a meeting of the Board or of that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other and to address each other.  A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group readily identifiable, where the chair of the meeting is then present.

108.	Quorum at board meetings

The Board may determine the quorum necessary for the transaction of business.  Until otherwise determined two Directors shall constitute a quorum. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting of the Board if no Director objects.

109.	Voting at board meetings

Questions arising at any meeting shall be decided by a majority of votes.  In case of an equality of votes, the chair of the meeting shall have a second or casting vote (unless he or she is not entitled to vote on the matter in question, in which case if there is an equality of votes the matter shall be treated as not having been decided).  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.  Any Director may waive notice of any meeting and any such waiver may be retrospective.

110.	Notice of board meetings

Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or sent in writing to him or her at his or her last known address or any other address given by him or her to the Company for this purpose or sent in electronic form to such address (if any) for the time being specified by him or her or on his or her behalf to the Company for that purpose.  A Director absent or intending to be absent from the United Kingdom may request the Board that notices of meetings of the Board shall during his or her absence be sent in writing to him or her to such address given by him or her to the Company for this purpose, whether or not out of the United Kingdom, or be sent by electronic means to such address (if any) for the time being notified by him or her to the Company for that purpose.  If no such request is made to the Board, it shall not be necessary to send notice of a meeting of the Board to any Director who is for the time being absent from the United Kingdom.

111.	Directors below minimum

The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

112.	Appointment of chair and deputy chair of meetings

The Board may elect one of their number as a chair of their meetings, and one of their number to be the deputy chair of their meetings and may at any time remove either of them from such office; but if no such chair or deputy chair is elected, or if at any meeting neither the chair nor the deputy chair is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number to be chair of such meeting.

113.	Delegation of the Board's powers to committees and otherwise

The Board may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve any payment to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided.  Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Board of such power or discretion shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee.  Any committee so formed shall in the exercise of the powers and discretions so delegated conform to any regulations that may from time to time be imposed by the Board in default of which the meetings and proceedings of a committee consisting of more than one member shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings and meetings of the Board.  Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers and discretions delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.

114.	Validity of Directors' acts

All acts done by any meeting of the Board or of a committee of the Board or by any person acting as a Director or as a member of a committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any of the persons acting as aforesaid, or that any of such persons were disqualified from holding office or not entitled to vote on the matter in question, or had in any way vacated office, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or member of the committee and was entitled to vote.

115.	Written resolution of the Board

A resolution in writing, signed or otherwise agreed to by all those Directors for the time being entitled to receive notice of a meeting of the Directors or by all the members of a committee for the time being entitled to receive notice of a committee meeting, (in each case) who would have been entitled to vote on the resolution at a meeting of the Board or of such committee shall be as valid and effective for all purposes as a resolution passed at a meeting duly convened and held, and may consist of one document or communication in any electronic form or in two or more documents or communications in any electronic form in like form each signed or agreed to by one or more of such Directors or members of such committee, provided that all those signing or agreeing to the resolution would have formed a quorum at such a meeting.  Such a resolution in writing need not be signed or agreed to by an alternate Director if it is signed or agreed to by the Director who appointed him or her. If an alternate Director signifies his or her agreement to the proposed written resolution, his or her appointer need not also signify his or her agreement. The signature or approval of a director or alternate director may be given in hard copy form or in electronic form.

MANAGING AND EXECUTIVE DIRECTORS

116.	Appointment of executive Directors

Subject to the provisions of the Statutes, the Board may from time to time appoint one or more of their body to the office of Managing Director or to hold such other executive office in relation to the management of the business of the Company as they may decide, for such period and on such terms as it thinks fit, and, subject to the terms of any service contract entered into in any particular case and without prejudice to any claim for damages such Director may have for breach of any such service contract, may revoke such appointment.  Without prejudice to any claim for damages such Director may have for breach of any service contract between him or her and the Company, his or her appointment shall be automatically determined if he or she ceases from any cause to be a Director.

117.	Remuneration of executive Directors

The salary or remuneration of any Managing Director or other executive Director of the Company shall, subject as provided in any contract, be such as the Board may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, and may include the making of provisions for the payment to him or her, his or her widow or other dependants, of a pension on retirement from the office or employment to which he or she is appointed and for the participation in pension and life assurance and other benefits, or may be upon such other terms as the Board determines.

118.	Powers of executive Directors

The Board may entrust to and confer upon a Managing Director or other executive Director any of the powers and discretions exercisable by it upon such terms and conditions and with such restrictions as it may think fit, and either collaterally with or to the exclusion of its own powers and discretions and may from time to time revoke, withdraw, alter or vary all or any of such powers or discretions.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers and discretions delegated and may be made subject to such conditions as the Board may specify and may be revoked or altered.

SECRETARY

119.	Appointment and removal of Secretary

Subject to the provisions of the Statutes, the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as the Board thinks fit and any Secretary may be removed by the Board.

THE SEAL

120.	Use of Seal
120.1

The Board shall provide for the safe custody of the Seal and any official seal kept under section 50 of the 2006 Act, and neither shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf.  Every instrument to which either shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors or as otherwise determined by the Board, save that as regards any certificates for shares or debentures or other securities of the Company, the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some mechanical or electronic method or system.

120.2

Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors or by a Director in the presence of a witness who attests the signature, and expressed, in whatever words, to be executed or authenticated by the Company shall have the same effect as if executed under the Seal.  The Board may by resolution determine that such signatures or either of them shall be affixed by some mechanical or electronic method or system.

RESERVE

121.	Establishment of reserve

The Board may from time to time set aside out of the profits of the Company such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board thinks fit.  The Board may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit.  The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to divide.

DIVIDENDS

122.	Declarations of dividends by Company
122.1

Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the Members, but no dividends shall exceed the amount recommended by the Board, and the Board may also from time to time declare and pay dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

122.2	Dividends may be declared and paid in any currency or currencies that the Board shall determine.
123.	Payment of interim and fixed dividends by the Board

Subject to the provisions of the Statutes, the Board:

(a)	may from time to time pay such interim dividends as it thinks fit; and
(b)	may also pay the fixed dividends payable on any shares of the Company half-yearly or otherwise on fixed dates.

If the Board acts in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

124.	Restrictions on dividends

No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Statutes.

125.	Calculation of dividends

Subject to the Statutes, and to the rights of persons, if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as if paid up in full or in part from a particular date, whether past or future, such share shall rank for dividend accordingly.

126.	Deductions of amounts due on shares and waiver of dividends
126.1

The Board may deduct from any dividend or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by him or her to the Company on account of calls or otherwise in relation to shares of the Company.

126.2

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the Member (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company in accordance with Article 143 and if or to the extent that the same is accepted as such or acted upon by the Company.

127.	Dividends other than in cash
127.1

Any general meeting declaring a dividend may, upon the recommendation of the Board, direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other body corporate, and the Board shall give effect to such direction.  Where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

127.2

The Board may, with the sanction of an ordinary resolution of the Company, offer the holders of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of such dividend or dividends as are specified by such resolution.  The following provisions shall apply:-

(a)

the resolution may specify a particular dividend, or may specify all or any dividends declared or paid within a specified period, but such period shall end not later than the beginning of the annual general meeting in the fifth year following that in which such resolution is passed;

(b)

the entitlement of each holder of shares to new shares shall be such that the value of such new shares shall be as nearly as possible equal to (but not in excess of) the cash amount that such holder would otherwise have received by way of dividend.  For this purpose the value of a share shall be the average of the middle market quotations for such a share as derived from the London Stock Exchange Daily Official List on such five consecutive dealing days as the Board shall determine provided that the first of such dealing days shall be on or after the day when the shares are first quoted "ex" the relevant dividend;

(c)	no fraction of a share may be allotted and the Board may make such provision as it thinks fit for any fractional entitlements including provision:-
(i)	for the whole or part of the benefit of fractional entitlements to be disregarded or to accrue to the Company; or
(ii)

for the value of fractional entitlements to be accumulated on behalf of a member (without entitlement to interest) and applied in paying up new shares in connection with a subsequent offer by the Company of the right to receive shares instead of cash in respect of a future dividend;

(d)

the Board, after determining the basis of allotment, shall notify the Members in writing of the right of election offered to them and (except in the case of any Member from whom the Company has received written notice in accordance with Article 143 which is effective for the purposes of the relevant dividend that such holder wishes to receive shares instead of cash in respect of all future dividends in respect of which the Board offer the holders of shares the right to elect to receive shares as aforesaid) shall send with, or following, such notification, forms of election and specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

(e)

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which such election has been duly made (the "elected shares") and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as provided above.  For such purpose the Board shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(f)	the additional shares so allotted shall rank pari passu in all respects with the fully-paid shares of that class then in issue save only as regards participation in the relevant dividend; and
(g)

the Board may on any occasion determine that rights of election shall only be made available subject to such exclusions, restrictions or other arrangements as it may in its discretion deem necessary or desirable in order to comply with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory.

128.	Payment procedure
128.1

All dividends and other distributions shall be paid (subject to any lien of the Company) to those Members whose names shall be on the Register at the date at which such dividend shall be declared or at such other time and/or date as the Company by ordinary resolution or the Board may determine.

128.2

Any dividend or other moneys payable in cash (whether in sterling or foreign currency) relating to a share can be paid by such method or combination of methods as the Board, in its discretion, may decide. Different methods of payment may apply to different Members or groups of Members. Without limiting any other method of payment that the Board may decide, the Board may decide that payment can be made wholly or partly:

(a)

by inter-bank transfer, in electronic form, by electronic means or by such other means approved by the Board directly to an account (of a type approved by the Board) nominated by the Member in writing or in such other manner as the Board may decide; or

(b)

by cheque or warrant or any similar financial instrument made payable to or to the order of and sent to: (i) if a share is held by a sole holder, his or her registered address; (ii) in the case of joint Members, the registered address of the Member who is first named in the Register; (iii) without prejudice to Article 126, if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 140; or (iv) in any case, to someone else named and to such address as is set out in an instruction from the person entitled to payment by the Company; or

(c)	in respect of an uncertificated share, in such manner as the Board may decide is sufficient, by means of the relevant system (subject to the facilities and requirements of the relevant system).
128.3

If the Board decides in accordance with Article 128.2 that more than one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any Member or group of Members, the Company may notify the relevant Members:

(a)	of the methods of payment decided by the Board; and
(b)	that the Members may nominate one of these methods of payment in writing or in such other manner as the Board may decide;

and if any Member does not nominate a method of payment pursuant to paragraph (b) of this Article, the dividend or other moneys may be paid by such method as the Board may decide.

128.4

If the Board decides in accordance with Article 128.2 that only one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any Member or group of Members, the Company may notify the relevant Members accordingly.

128.5

If the Board decides that a payment of dividend or other moneys payable in respect of a share to any Member or group of Members will be made exclusively by electronic transfer to an account (of a type approved by the Board) nominated by a Member, but no such account is nominated by the Member, or a Member does not provide the details necessary to enable the Company to make a payment to the nominated account, or an electronic transfer into the nominated account is rejected or refunded, the Company may treat the payment as an unclaimed dividend and Article 130.2 shall apply.

128.6

Without prejudice to Article 126, if a person is entitled by transmission to a share, the Company may, for the purposes of Articles 128.2, 128.3 and 128.5, rely in relation to the share on his or her written direction, designation or agreement, or notice to the Company.

128.7	If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may (without prejudice to Article 128):
(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and
(b)	for the purposes of Articles 128.2, 128.3 and 128.5, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.
128.8

An amount credited to an account under Article 128.2 is to be treated as having been paid to the Member at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money.

128.9	The Company will not pay interest on any dividend or other money due to a Member in respect of his or her shares, unless the rights of the shares provide otherwise.
128.10

Payment by electronic transfer of funds by the bank instructed to make the transfer, or of a cheque or warrant or any similar financial instrument by the bank on which it is drawn, or payment by electronic means or in any other way approved by the Board to an account (of a type approved by the Board), or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system) shall be good discharge to the Company. Every cheque or warrant or similar financial instrument sent, or transfer of funds or payment in any other way made in accordance with these Articles is made at the risk of the people who are entitled to the money. The Company will not be responsible for a payment which is lost or delayed.

129.	Interest

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other monies payable on or in respect of a share shall bear interest against the Company.

130.	Uncashed and unclaimed dividends
130.1	If:
(a)

on two consecutive occasions cheques, warrants or similar financial instruments, or any other method of payment, in payment of dividends or other monies payable on or in respect of any share have been sent in accordance with the provisions of Article 128 but have been returned undelivered or left uncashed, or the other method of payment has failed;

(b)

following one such occasion reasonable enquiries have failed to establish any new address of the registered Member or other details necessary in order to make a payment of a dividend or other monies payable on or in respect of any share by the means by which the Board has decided in accordance with Article 128 that a payment is to be made, or by which the recipient has elected to receive payment in accordance with Article 128.3(b); or

(c)

a recipient does not specify an address, or does not specify an account of a type prescribed by the Board, or other details necessary in order to make a payment of a dividend or other monies payable on or in respect of any share by the means by which the Board has decided in accordance with Article 128 that a payment is to be made, or by which the recipient has elected to receive payment in accordance with Article 128.3(b), and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election, the Company shall be entitled to cease sending dividend warrants, cheques and similar financial instruments by post or otherwise to a Member, or use any other method of payment, in payment of dividends or other monies payable on or in respect of the share in question until the Member or other person entitled shall have communicated with the Company to claim those dividends or other monies and supplied in writing to the Company a postal address or account details to enable the relevant method of payment prescribed by the Board in accordance with Article 128 to be used or have cashed a dividend warrant, cheque or similar financial instrument, in each case before they revert to the Company under Article 130.2.

130.2

All dividends or other sums payable on or in respect of any share which remain unclaimed or any amount treated as an unclaimed dividend pursuant to Article 128.5, or any amount the payment of which under Article 128 is unsuccessful or in respect of which the relevant method of payment (prescribed by the Board in accordance with Article 128) cannot be used, due to any of the circumstances referred to in paragraph (c) of Article 130.1, may be paid by the Company into an account separate from the Company's own account and be invested or otherwise made use of by the Board for the benefit of the Company until claimed.  Any amount so transferred is to be treated as having been duly paid to its originally intended recipient or recipients at the time it is credited to the account in question of the Company.  All dividends or any amount treated as an unclaimed dividend pursuant to Article 128.5, or any other moneys payable in respect of a share or paid into an account separate from the Company's own account in accordance with this Article 130.2, that has or have remained unclaimed for a period of 12 years after becoming due for payment or which relate to a share sold by the Company in accordance with Articles 47 or 48 shall be forfeited and shall revert to the Company and the Company shall not be obliged to account to, or be liable in any respect to, the recipient or person who would have been entitled to the amount.  The payment of any unclaimed dividend or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof, and no interest shall accrue on any such monies.

CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS

131.	Power to capitalise

Subject to the provisions of Article 132, the Board may capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss or retained earnings account (in each case, whether or not such amounts are available for distribution), and appropriate the sum resolved to be capitalised either:

131.1

to the holders of ordinary shares (on the Register at such time and on such date as may be specified in, or determined as provided in, the resolution of the general meeting granting authority for such capitalisation) who would have been entitled thereto if distributed by way of dividend and in the same proportions (including, for this purpose, any shares in the Company held as treasury shares, as if the restriction on payment of dividends in the Statutes did not apply); and the Board shall apply such sum on their behalf either in or towards paying up any amounts, if any, for the time being unpaid on any shares held by such holders of ordinary shares respectively or in paying up in full at par new shares or debentures of the Company to be allotted credited as fully paid up to such holders of ordinary shares in the proportions aforesaid, or partly in the one way and partly in the other; or

131.2

to such holders of ordinary shares who may, in relation to any dividend or dividends, validly accept an offer or offers on such terms and conditions as the Board may determine (and subject to such exclusions or other arrangements as the Board may consider necessary or expedient to deal with legal or practical problems in respect of overseas Members or in respect of shares represented by depository receipts) to receive new ordinary shares, credited as fully paid up, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a "Scrip Dividend Offer"); and the Board shall apply such sum on their behalf in paying up in full at par new shares (in accordance with the terms, conditions and exclusions or other arrangements of the Scrip Dividend Offer) to be allotted credited as fully paid up to such holders respectively.

132.	Authority required
132.1	The authority of the Company in general meeting shall be required before the Board implements any Scrip Dividend Offer (which authority may extend to one or more offers).
132.2

An ordinary resolution to give the Board authority under this Article 132 may give authority in relation to particular dividends or may extend to all dividends declared or paid in the period specified in the resolution, which may not be longer than the period to (and including) the date of the annual general meeting of the Company held in the third year that commences after the date of the resolution, provided that the Board shall be entitled to make offers or agreements for the allotment of ordinary shares before the expiry of the authority granted by the resolution which would or might require ordinary shares to be allotted after such expiry and the Board shall be entitled to allot ordinary shares pursuant to any such offer or agreement as if such authority had not expired.

132.3	The authority of the Company in general meeting shall be required for any capitalisation pursuant to Article 132.1.
132.4

A share premium account and a capital redemption reserve and any other amounts which are not available for distribution may only be applied in the paying up of new shares to be allotted to holders of ordinary shares of the Company credited as fully paid up.

133.	Provision for fractions etc.

Whenever a capitalisation requires to be effected, the Board may do all acts and things which it may consider necessary or expedient to give effect thereto, with full power to the Board to make such provision as it thinks fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and also to authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTING RECORDS

134.	Power to extend inspection to Members

The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of Members not being Directors.

135.	Limit on Members' right to inspect

No Member (not being a Director) shall have any right of inspecting any account or book or document or information of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

NOTICES

136.	Service of notice and curtailment of postal service

A notice or other document (including a share certificate) or information may be given, sent, supplied, delivered or provided by the Company to any Member in accordance with the 2006 Act, subject to these Articles.  The Company may at any time and in its discretion choose to give, send, supply, deliver or provide any notice, document or information in hard copy form alone to some or all Members.

136.1

If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom or any part of the United Kingdom, or of services for delivery by electronic means, the Company is unable in the opinion of the Board effectively to convene a general meeting by notices sent through the post (or by notification by post as to the availability of the notice of meeting on a website) or (in the case of those Members in respect of whom an address has for the time being been notified to the Company, in a manner specified by the Board, for the purpose of giving notices by electronic means) by electronic means, the Board may decide that the only persons to whom notice of the affected general meeting must be sent are:

(a)	the Board;
(b)	the Auditors;
(c)	those Members to whom notice to convene the general meeting can validly be sent by electronic means; and
(d)

those Members to whom notice to convene the general meeting can validly be sent by means of a website and to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means.

In any such case the Company shall:

(a)

send confirmatory copies of the notice (or a confirmatory notification as to the availability of the notice on the Company's website in the case of those Members to whom notice to convene the general meeting can validly be sent by means of a website but to whom notification as of the availability of the notice of meeting on a website cannot validly be sent by electronic means) by post or (as the case may be) by electronic means if, at least seven days prior to the date of the general meeting, the posting of notices to addresses throughout the United Kingdom or (as the case may be) the sending of notices by electronic means again becomes, in the opinion of the Board, practicable;

(b)	advertise the notice of meeting in at least one national newspaper; and

(c)	make the notice of meeting available on its website from the day the notice was sent until the conclusion of the meeting or any adjournment thereof.
137.	Members resident abroad

A Member who has no registered address within the United Kingdom, and has not supplied to the Company an address (not being an address for communication by electronic means) within the United Kingdom at which notices or other documents or information may be given to him or her, shall not be entitled to receive any notice or other documents or information from the Company.

138.	Notice deemed served
138.1

Where a notice or other document or information is given, sent, supplied, delivered or provided by the Company by post, service of the notice or other document or information shall be deemed to be effected by properly addressing, prepaying, and posting it, or a letter containing the notice or other document or information, and to have been effected at the latest at the expiration of 24 hours after posting if first-class post was used and at the latest at the expiration of 48 hours after posting if first-class post was not used.  In proving such service it shall be sufficient to prove that the notice, document or information, or the letter containing the same, was properly addressed and put in the post with postage paid.

138.2

Where a notice or other document or information is given, sent, supplied, delivered or provided by the Company by electronic means, service of the notice or other document or information shall be deemed to be effected by sending it by electronic means to an address for the time being notified to the person giving the notice or other document or information or as otherwise permitted by the Statutes for that purpose, and to have been effected at the latest at the expiration of 24 hours from when it was sent (even if the Company subsequently sends a hard copy of such notice, document or information by post).  In proving such service by electronic means, it shall be sufficient to prove that the notice or other document or information was properly addressed subject to the provisions of section 1147(4) of the 2006 Act as to deemed delivery of documents or information by means of a website.

139.	Notice to joint holders

A notice or other document or information may be given, sent, supplied, delivered or provided by the Company to the joint holders of a share by giving, sending, supplying, delivering or providing the notice or other document or information to the joint holder first named in the Register in respect of the share.

Anything to be agreed or specified by joint holders of a share may be agreed or specified by any of the joint holders (and any such agreement or specification shall be deemed for all purposes to be agreed or specified by all the joint holders) unless the Board require it to be agreed or specified by all the joint holders or by the joint holder first named in the Register in respect of the share.

140.	Service of notice on persons entitled by transmission

A notice or other document or information may be given, sent, supplied, delivered or provided by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law by giving, sending, supplying, delivering or providing it addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, to the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving, sending, supplying, delivering or providing the notice or other document or information in any manner in which the same might have been given, sent, supplied, delivered or provided if the death or bankruptcy or other event had not occurred.

141.	No entitlement to receive notice if Company has no current address
141.1

If on three consecutive occasions any notice, document or other information have been sent or supplied (whether through the post or in electronic form) to any Member at his or her registered address or his or her address for the service of notices but have been returned undelivered (in the case of an item sent or supplied in electronic form, it will be treated as undelivered if the Company receives notification that it was not delivered to the address to which it was sent), such Member shall not thereafter be entitled to receive notices, documents or information from the Company until he or she shall have communicated with the Company and supplied in writing in accordance with Article 143 a new registered address or address within the United Kingdom for the service of notices, documents and information.

141.2

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such Member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

COMMUNICATION

142.	Electronic Communication

Notwithstanding anything in these Articles to the contrary:

142.1

Any document or information to be given, sent, supplied, delivered or provided to any person by the Company, whether pursuant to these Articles, the Statutes or otherwise, is also to be treated as given, sent, supplied, delivered or provided where it is made available on a website, or is sent in electronic form or by electronic means, in the manner provided by the 2006 Act for the purposes of the 2006 Act (subject to the provisions of these Articles).

For the purposes of paragraph 10(2)(b) of schedule 5 to the 2006 Act, the Company may give, send, supply, deliver or provide documents or information to Members by making them available on a website.

For the purposes of paragraph 6.1.8R(1) of the Disclosure and Transparency Rules, the Company may use electronic means (as defined therein) to convey information or documents to Members or holders of debt securities (as defined therein).

142.2

The Board may from time to time make such arrangements or regulations (if any) as they may from time to time in its discretion think fit in relation to the giving of notices or other documents or information in electronic form or by electronic means by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Statutes in relation to electronic form or electronic means; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article.

143.	Communications to the Company

Communications and notices in writing to the Company shall take effect only upon receipt of such written communications or notices at the Office or such other place as may be specified on or behalf of the Company for that purpose, or in the case of a communication or notice in electronic form or by electronic means, at such address (if any) specified by the Company for that purpose, or in such other form or by such other means as the Board may require.

PROVISION FOR EMPLOYEES

144.	Provision for employees

The power conferred by section 247 of the 2006 Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any subsidiary shall only be exercised by the Company with the prior sanction of a special resolution.  If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares in issue and shall accordingly require either (i) the prior consent in writing of the holders of at least three-quarters of the nominal value of the issued shares; or (ii) the prior sanction of a special resolution passed at a separate general meeting of the holders of the shares of each class, in accordance with the provisions of Article 14.

WINDING UP

145.	Distribution of assets
145.1

If the Company shall be wound up the liquidator may, subject to the Statutes, with the sanction of a special resolution of the Company and any other sanction required by the Statutes, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities or other assets whereon there is any liability.

145.2	Any return of capital to a holder in respect of the nominal amount paid up on an ordinary share on a winding up of the Company shall be paid in US dollars.

INDEMNITY

146.	Indemnity of directors

Subject to the provisions of the Statutes (but so that this Article does not extend to any matter insofar as it would cause this Article or any part of it to be void under the Statutes) but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a director of the Company or any Group Company (as defined in Article 89.2) may be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities (together "Liabilities") which he or she may sustain or incur in or about the actual or purported execution and/or discharge of his or her duties (including those duties, powers and discretions in relation to any Group Company or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act)) and/or the actual or purported exercise of his or her powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any Liability suffered or incurred by him or her in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations, or proceedings, whether civil, criminal, or regulatory or in connection with any application under section 661(3) or (4) or section 1157 of the 2006 Act.

147.	Funding of expenditure

The Company may also provide funds to any director of the Company or of any Group Company (as defined in Article 89.2) to meet, or do anything to enable a director of the Company or any Group Company to avoid incurring expenditure to the extent permitted by the Statutes.

148.	Limited liability

The liability of the Members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.